UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 19, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)		40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.   Regulation FD Disclosure

     This Form 8-K provides summary information about the acquisitions completed and contract awards received by Res-Care, Inc. between January 1, 2005 and June 30, 2005.

     The following table lists each acquisition, the date the acquisition was completed, a brief summary of the services provided by the acquired company under the contract, and the estimated annual revenue expected.

Name	State(s)	Completion Date	Services Provided	Estimated Annual Revenue*

Serenity, Inc.	Nebraska	January 3, 2005	Adult day services and residential group home services	$0.7 million

New Way, Inc.	California	February 12, 2005	Intermediate care facilities/ developmentally disabled-habilitative to individuals with mental retardation and/or developmental disabilities	$1.0 million

Homecare Professionals, Inc.	Georgia	February 17, 2005	Home care, Source, CCSP and private home care services	$0.8 million

St. Joseph Home Care	Georgia	March 31, 2005	Personal care and companion services	$1.0 million

Albemarle Homecare Services, Inc.	North Carolina	April 21, 2005	In-home personal care, nursing and daily living assistance.	$1.6 million

24 Hour Live-in Services, Inc. (First Choice)	Michigan	April 25, 2005	Live-in services including personal assistance, companionship, meal preparation and assisted daily living	$2.1 million

Health Services Personnel, Inc. (HSP)	North Carolina	May 3, 2005	Community-based services to people with developmental, cognitive, physical and mental health disabilities	$8.6 million

Home Care-Giver Services, Inc.	California Nevada Colorado Illinois	May 10, 2005	Personal care, meal preparation, housekeeping and transportation	$13.2 million

AmeriPsych, Inc.	Arizona	June 8, 2005	Counseling to families at risk, including parent education and training, intensive family preservation and counseling and consultation services	$7.0 million

     The following table lists contracts awarded from January 1, 2005 through June 30, 2005:

Name	State(s)	Completion Date	Services Provided	Estimated Annual Revenue*

Cincinnati-Hamilton Co. Ohio “One-Stop”	Ohio	March 14, 2005	Workforce development services	$3.0 million

Northlands Job Corps Center	Vermont	May 23, 2005	Educational and training programs	$7.25 million

     The estimated annual revenues from these acquisitions and contract awards were factored into the Company’s guidance in its press release dated April 27, 2005.

     Press releases issued by ResCare to announce these acquisitions and contract awards, which provide additional information about them, are attached as exhibits to this report.

*	Estimated annual revenues are forward-looking statements subject to risks and uncertainties that may cause actual results to differ. Please refer to the sections titled “Certain Risk Factors” in ResCare’s annual and quarterly reports for a discussion of important risks and uncertainties that may affect our annual revenue from acquired operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.
Date: July 19, 2005	By:	/s/ Ronald G. Geary
Ronald G. Geary
Chairman, CEO and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	March 31, 2005, press release announcing the definitive agreement to purchase certain assets of St. Joseph Home Care from a subsidiary of St. Joseph Hospital in Augusta, GA. The release also announced completion of the Serenity, New Way and Homecare Professionals acquisitions.

99.2	April 21, 2005, press release announcing the definitive agreement to purchase the operations and certain assets of Albemarle Homecare Services, Inc., in Albemarle, N.C. The release also announced the completion of the St. Joseph acquisition.

99.3	April 25, 2005, press release announcing the purchase of the operations and certain assets of 24 Hour Live-in Services, Inc., also known as First Choice.

99.4	May 11, 2005, press releases announcing completion of the acquisition of operations and certain assets of Home Care-Giver Services, Inc.

99.5	May 19, 2005, press release announcing completion of the acquisition of Health Services Personnel, Inc. (HSP) with headquarters in the Raleigh-Durham area.

99.6	June 8, 2005, press release announcing completion of the purchase of the operations and certain assets of Phoenix, Arizona-based AmeriPsych, Inc.

99.7	March 14, 2005, press release announcing the award of a contract by the Southwest Ohio Regional Workforce Investment Board to Arbor E&T to operate a “one-stop” program that will serve residents in the city of Cincinnati and in Hamilton County.

99.8	May 23, 2005, press release announcing the award of a $14.5 million, two year contract by the U.S. Department of Labor to run the Northlands Job Corps Center in Vergennes, Vermont, with three one-year options for renewal.